Exhibit 99.4

NKGen Biotech, Inc. Announces Closing of Business Combination

Company to Commence Trading on Nasdaq under Ticker Symbol “NKGN” on Monday, October 2, 2023

SANTA ANA, Calif., October 2, 2023 -- NKGen Biotech, Inc. (“NKGen” or the “Company”), a clinical-stage biotechnology company focused on the development and commercialization of innovative autologous, allogeneic, and CAR-NK natural killer (“NK”) cell therapies, today announced that it has closed its previously announced business combination with Graf Acquisition Corp. IV (“Graf”), pursuant to which NKGen became a wholly-owned subsidiary of Graf and Graf changed its name to NKGen Biotech, Inc. The business combination and all other proposals presented were approved at a special meeting of Graf’s stockholders held on September 25, 2023.

Beginning today, October 2, 2023, NKGen’s common stock will begin trading on The Nasdaq Global Market under the ticker symbol “NKGN” and NKGen’s warrants will begin trading on The Nasdaq Capital Market under the ticker symbol “NKGNW.”

“The dedicated team of NKGen could not be more excited and ready to become a NASDAQ-listed company,” said Paul Y. Song, M.D., CEO of NKGen. “Our mission has always been about transforming the lives of patients and their families and we have remained focused on tackling some of society’s biggest healthcare challenges. Our team has worked tirelessly to optimize our natural killer cell therapy platform with the goal to bring both autologous and allogeneic programs to the clinic for neurodegenerative diseases and cancer, respectively. We believe that being a public company will help us accelerate our clinical plans and programs and we are grateful to the entire Graf team for being tremendous partners during a very challenging capital markets environment.”

James Graf, CEO of Graf, has joined NKGen as its Interim Chief Financial Officer. James commented, “We are proud to partner with Paul and his team to bring NKGen to the public markets. NKGen is doing such important work to bring hope to those suffering from neurodegenerative and other diseases. I am excited to continue the journey with NKGen as their Interim Chief Financial Officer.”

About NKGen

NKGen is a clinical-stage biotechnology company focused on the development of innovative autologous, allogeneic, and CAR-NK natural killer cell therapies. NKGen is headquartered in Santa Ana, California, USA. For more information, please visit www.nkgenbiotech.com.

Forward-Looking Statements

Certain statements made in this press release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside of NKGen’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements, including but not limited to, NKGen’s ability to raise additional funding for its business operations and continue the development of its product candidates, such as SNK01 and SNK02, the risks that early-stage clinical trials may not be predictive of future results, NKGen’s ability to manage the SNK02 clinical trial successfully, the scope, progress and expansion of the SNK02 clinical trial and ramification for the cost thereof, clinical, scientific and regulatory developments, the ability to maintain the listing of NKGen’s securities on Nasdaq, the price of NKGen’s securities may be volatile due to a variety of factors, including changes in the applicable competitive or regulatory landscapes and changes in the combined capital structure, the ability to recognized the anticipated benefits of the previously consummated business combination, which may be affected by, among others, competition, the ability of the combined company to grow and manage growth and the costs related to the previously consummated business combination. These forward-looking statements are based upon NKGen’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. The foregoing list of factors is not exhaustive. Readers should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the registration statement on Form S-4 filed by Graf, which was declared effective by the Securities and Exchange Commission (the “SEC”) on August 14, 2023, and which includes a proxy statement/prospectus of Graf filed on August 14, 2023, as amended and supplemented, and other relevant documents filed by Graf and NKGen from time to time with the SEC. Such filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Neither Graf nor NKGen gives any assurance that any of them will achieve its expectations.

Except as required by law, NKGen undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this press release completely and with the understanding that our actual future results or performance may be materially different from what we expect. In this press release, statements of, or references to, our intentions and expectations are made as of the date of this press release.

Internal Contact:

Denise Chua, MBA, CLS, MT (ASCP)

Vice President, Investor Relations and Corporate Communications

NKGen Biotech, Inc.

dchua@nkgenbiotech.com

External Contacts:

Chris Calabrese

Managing Director

LifeSci Advisors, LLC

ccalabrese@lifesciadvisors.com

Kevin Gardner

Managing Director

LifeSci Advisors, LLC

kgardner@lifesciadvisors.com